UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

Worldwide Energy and Manufacturing USA, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	77-0423745 (IRS Employer Identification No.)

408 N Canal St., South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 794-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 10, 2009, the management of Worldwide Energy and Manufacturing USA, Inc. concluded that its financial statements for the three month period ended March 31, 2009, and the year ended December 31, 2008, which did not properly account for certain items for these two periods, and, as a result, cannot be relied upon.  The restatement was the result of the disposal of our subsidiary, Chengde, in regards to reclassifications where prepaid and other assets was reduced since this asset should have been classified as an intangible asset. Further, accounts payable increase to reflect the purchase of this asset. In turn, retained earnings and the corresponding income statements items, loss on disposal, expense and income accounts were all affected as a result of these changes.  These changes resulted in the decline of net income of $457,612 to $1,001,648 rather than previously reported net income of $1,459,260 and, as a result, the accompanying financial statements have been restated for year ending December 31, 2008. In addition, for the three months ended March 31, 2009 the reclassification resulted in the decline of net income of $7,565 to $435,589 rather than previously reported net income of $443,154 for period ending March 31, 2009.

The tables below show the impact of the reclassification on the various accounts for both periods:

	PRIOR Dec. 31, 2008	REVISED Dec. 31, 2008	CHANGE

ASSETS
Prepaid & other assets	$ 451,770	$ 206,770	($ 245,000)
Total current assets	$ 14,905,221	$ 14,660 , 221	($ 245,000)
Intangible Assets	$ 1,101,000	$ 1,386,714	$ 285,714
Total Assets	$ 19,092,295	$ 19,133,009	$ 40,714

LIABILITIES
Acquisition Costs Payable	$ 0	$ 285,714	$ 285,714
Taxes Payable	$ 147,165	$ 364,213	$ 217,048
Total Current Liabilities	$ 6,622,731	$ 7,125,493	$ 502,762
Total Liabilities	$ 7,619,830	$ 8,122,592	$ 502,762

RETAINED EARNING/EQUITY
Retained Earning	$ 4,259,533	$ 3,801,921	($ 457,612)
Accum. Other Comprehensive Income	$ 491,914	$ 487,478	($ 4,436)
Total Shareholder Equity	$ 10,859,826	$ 10,397,778	($ 462,048)
Total Liabilities/Equity	$ 19,092,295	$ 19,133,009	$ 40,714

INCOME STATEMENT
Gain ( Loss ) on Disposal	$ 138,582	($ 101,982)	($ 240,564 )
Total other expenses	($ 237,750)	($ 478,314)	( $ 240,564 )

Income-cont. oper before taxes	$ 1,540,038	$ 1,299,474	($ 240,564 )
Income taxes (expense) / benefit	($ 67,320)	($ 284,368)	($ 217,048)
Income before/minority inter.	$ 1,472,718	$ 1,015,106	($ 457,612)
Income from Cont. Oper.	$ 1,456,875	$ 999,263	($ 457,612)
Net Income	$ 1,459,260	$ 1,001,648	($ 457,612)
Foreign currency translation	$ 196,689	$ 192,253	($ 4,436)
Comprehensive Income	$ 1,655,949	$ 1,193,901	($ 462,048)
EPS Continuing Oper.	.53	.37	(.16)
	PRIOR Mar. 31, 2009	REVISED Mar. 31, 2009	CHANGE

ASSETS
Prepaid & other assets	$ 405,069	$ 160 ,069	($ 2 45 ,000)
Total current assets	$ 18,766,585	$ 18,521,585	($ 245,000)
Goodwill	$ 293,279	$ 285,714	($ 7,565)
Total Assets	$ 23,758,632	$ 23,506,067	($ 252,565)

LIABILITIES
Taxes Payable	$ 120,903	$ 337,951	$ 217,048
Total Current Liabilities	$ 10,884,384	$ 11,101,432	$ 217,048
Total Liabilities	$ 11,762,253	$ 11,979,301	$ 217,048

RETAINED EARNING/EQUITY
Retained Earning	$ 4,702,687	$ 4,237,510	($ 465,177 )
Accum. Other Comprehensive Income	$ 512,949	$ 508,513	($ 4,436)
Total WEMU Shareholder Eq.	$ 11,372,135	$ 10,902,522	($ 469,613 )
Total Equity	$ 11,996,379	$ 11,526,766	($ 469,613 )
Total Liabilities/Equity	$ 23,758,632	$ 23,506,067	($ 252,565)

INCOME STATEMENT
G/A Expenses	$ 1,205,781	$ 1,2 05,366	( $ 415 )
Advertising	$ 0	$ 415	$ 415
Total Oper. Expenses	$ 1,401,077	$ 1, 401,077	$ 0
Operating Income	$ 498,515	$ 49 8,515	$ 0
Exchange Gain	$ 3,928	($ 3,637)	($ 7,565)
Total other Expense	$ 8,342	$ 777	( $ 7,565)
Net income before tax	$ 506,857	$ 499,292	($ 7,565)
Net Income before Noncontrol inter.	$ 468,311	$ 460,746	($ 7,565)
Net income	$ 443,154	$ 435,589	($ 7,565)
Comprehensive Income	$ 450,637	$ 443,072	($ 7,565)
EPS Continuing Oper.	.13	.15	.02
Weighted Avg. Shares Outstanding	3,527,956	2,884,129	(643,827)

Item 4.02(a) Discussion with independent accountants regarding the matters disclosed in the filing.

The Company has discussed the matters in this report with its independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date:  August 31, 2009

/s/ Jimmy Wang

Jimmy Wang, Chief Executive Officer